Exhibit 24.1
                       POWER OF ATTORNEY


     The undersigned, Textron Inc. ("Textron"), a Delaware corporation, and the undersigned directors and officers of Textron, do hereby constitute and appoint Thomas D. Soutter, Arnold M. Friedman, Michael D. Cahn and Duncan I. Sutherland, and each of them, with full powers of substitution, their true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable Textron to comply with the Securities and Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of Textron's Annual Report on Form 10-K for the fiscal year ended January 1, 1994, including specifically, but without limitation, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below and to sign the names of such officers on behalf of Textron to such Annual Report filed with the Securities and Exchange Commission, to any and all amendments to such Annual Report, to any instruments or documents or other writings in which the original or copies thereof are to be filed as a part of or in connection with such Annual Report or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

     IN WITNESS WHEREOF, Textron has caused this Power of Attorney to be executed and delivered in its name and on its behalf by the undersigned duly authorized officer and its corporate seal affixed, and each of the undersigned has signed his or her name hereto, on this 26th day of March, 1994.

                                 TEXTRON INC.

                                 By:  s/James F. Hardymon
                                      James F. Hardymon
                                      Chairman and Chief
                                      Executive Officer

ATTEST:


s/Karen A. Quinn-Quintin
Karen A. Quinn-Quintin
Secretary


s/James F. Hardymon              s/Barbara Scott Preiskel
James F. Hardymon                Barbara Scott Preiskel
Chairman and Chief               Director
Executive Officer
(principal executive officer)
Director


s/Lewis B. Campbell              s/Sam F. Segnar
Lewis B. Campbell                Sam F. Segnar
President and Chief Operating    Director
Officer, Director


s/H. Jesse Arnelle               s/Jean Head Sisco
H. Jesse Arnelle                 Jean Head Sisco
Director                         Director


s/Joseph R. Carter               s/John W. Snow
Joseph R. Carter                 John W. Snow
Director                         Director


s/R. Stuart Dickson              s/J. Paul Sticht
R. Stuart Dickson                J. Paul Sticht
Director                         Director


s/B. F. Dolan                    s/Martin D. Walker
B. F. Dolan                      Martin D. Walker
Director                         Director


s/William M. Ellinghaus          s/Thomas B. Wheeler
William M. Ellinghaus            Thomas B. Wheeler
Director                         Director


s/Webb C. Hayes, III             s/Richard A. McWhirter
Webb C. Hayes, III               Richard A. McWhirter
Director                         Executive Vice President
                                 and Chief Financial Officer
                                 (principal financial officer)


s/John D. Macomber               s/William P. Janovitz
John D. Macomber                 William P. Janovitz
Director                         Vice President and Controller
                                 (principal accounting officer)